Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 7, 2009 relating to the consolidated financial statements of Shanda Games Limited, which appears in such Registration Statement. We also consent to the references to us under the headings “Summary Consolidated Financial Information”, “Selected Consolidated Financial Information” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
September 23, 2009